Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS

OF

HUBSPOT, INC.

(the “Corporation”)

ARTICLE I

Stockholders

SECTION 1.
Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
SECTION 2.
Notice of Stockholder Business and Nominations.
(a)
Annual Meetings of Stockholders.
(1)
Nominations of persons for election to the Board of Directors of the Corporation (the “Board of Directors”) and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in Section 2(a)(2) and (3) of these By-laws as to such nomination or business, or (iii) by any Eligible Stockholder (as defined in Section 11(a)(1) of this Article I) who has complied with the procedures set forth in Section 11 of this Article I. For the avoidance of doubt, the foregoing clauses (ii) and (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Sections 2(a)(2), (3), (4) and 11 of this By-law to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this By-law, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.
(2)
For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of this By-law, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this By-law and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-law. To be timely, a stockholder’s written notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30)

days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than 5:00 p.m. Eastern time on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:
(A)
as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are held of record or are beneficially owned by the nominee or its Affiliates or Associates (each as defined below) and any Synthetic Equity Interest (as defined below) held or beneficially owned by the nominee or its Affiliates or Associates, (iv) a description of all agreements, arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (v) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the Corporation (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request), (vi) a representation and agreement in the form provided by the Corporation (which form shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) business days of such written request) that: (a) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire described in clause (v) herein; (b) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in the questionnaire described in clause (v) herein; (c) such proposed nominee would, if elected as a director, comply with all applicable rules and regulations of the U.S. exchanges upon which shares of the Corporation’s capital stock trade, each of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (d) such proposed nominee intends to serve as a director for the full term for which he or she is to stand for election; and (e) such proposed nominee will promptly provide to the Corporation such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve on any committee or sub-committee of the Board of Directors under all applicable rules and regulations of the U.S. exchanges upon which shares of the Corporation’s capital stock trade or applicable law, or that the Board of Directors reasonably determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee; (vii) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (viii) a written statement of such person that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors;
(B)
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or By-law amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);
(C)
(i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its Affiliates or Associates, including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its Affiliates or Associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its Affiliates or Associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person or any of its Affiliates or Associates and (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person or any of its Affiliates or Associates has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person or any of its Affiliates or Associates that are separated or separable from the underlying shares of the Corporation, (e) if such Proposing Person is not a natural person, the identity of the natural person or persons responsible for making voting and investment decisions (including director nominations and any other business that the stockholder proposes to bring before a meeting) on behalf of the Proposing Person (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the Exchange Act of any securities owned of record or beneficially by the Proposing Person) (such person or persons, the “Responsible Person”), (f) any pending or threatened litigation in which such Proposing Person or any of its Affiliates or Associates or any Responsible Person is a party involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, and (g) any other information relating to such Proposing Person or any of its Affiliates or Associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (a) through (g) are referred to, collectively, as “Material Ownership Interests”); provided, however, that the Material Ownership Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner;
(D)
(i) a description of all agreements, arrangements or understandings to which any Proposing Person or any of its Affiliates or Associates is a party (whether the counterparty or counterparties are a Proposing Person or any Affiliate or Associate thereof, on the one hand, or one or more other third parties, on the other hand, (including any proposed nominee(s)) (a) pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders or (b) entered into for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding) and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to be providing financial support or meaningful assistance in furtherance of the nomination(s) or other business proposed to be brought before the meeting of stockholders and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(E)
a statement (i) that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business or nominees and an acknowledgement that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business or proposed nominees, as applicable, at such meeting, the Corporation need not present such business or proposed nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (ii) whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, (a) will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least 67 percent of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors or (b) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, as applicable, (iii) providing a representation as to whether or not such Proposing Person intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (iv) that the stockholder will provide any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (such statement, the “Solicitation Statement”).

For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, each of the terms “Affiliates” and “Associates” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit, or share in any profit, or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, or (c) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3)
A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern time on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m. Eastern time on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). For the avoidance of doubt, the obligation to update as set forth in this Section 2(a)(3) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Article I, Section 2(a)(2)(E), such Proposing Person shall inform the Corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies. A Proposing Person shall also update its notice so that the information required by Article I, Section 2(a)(2)(C) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Article I, Section 2(a)(2)(C).
(4)
Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than 5:00 p.m. Eastern time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)
General.
(1)
Only such persons who are nominated in accordance with the provisions of Sections 2 or 11 of Article I of these By-laws shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this By-law or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of Sections 2 or 11 of Article I of these By-laws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of Sections 2 or 11 of Article I of these By-laws, the chair of the meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of Sections 2 or 11 of Article I these By-laws. If the Board of Directors or a designated committee thereof or the chair of the meeting, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of Sections 2 or 11 of Article I of these By-laws, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.
(2)
Except as otherwise required by law or Section 11 of Article I of these By-laws, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.
(3)
Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the chair of the meeting at the meeting of stockholders.
(4)
For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(5)
Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this By-law. If a stockholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with this By-law and shall be disregarded.
(6)
Further notwithstanding the foregoing provisions of this By-law, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder with timely notice, and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder with timely notice, and (C) no other Proposing Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the Corporation shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(7)
The number of nominees a stockholder may nominate for election at the Annual Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with these By-laws (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the By-laws with respect to nominees for director).
SECTION 3.
Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these By-laws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these By-laws and the provisions of Article I, Section 2 of these By-laws shall govern such special meeting.
SECTION 4.
Notice of Meetings; Adjournments.
(a)
A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
(b)
Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
(c)
Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
(d)
The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Article I of these By-laws.

(e)
When any meeting is convened, the chair of the meeting or the stockholders present or represented by proxy at such meeting may adjourn the meeting from time to time for any reason, regardless of whether a quorum is present to reconvene at any other time and at any place at which a meeting of stockholders may be held under these By-laws. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.
SECTION 5.
Quorum. A majority of the shares entitled to vote, present in person or by remote communication, or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the chair of the meeting may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 6.
Voting and Proxies.
(a)
Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.
(b)
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
SECTION 7.
Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. When a quorum is present in any meeting, a nominee for director shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceed the number of votes cast against such nominee’s election; provided, however, that in a contested election, a nominee shall be elected by a plurality of the votes cast by the stockholders entitled to vote at the election on such election of directors. An election shall be considered contested if, as of the last date on which nominees for director may be submitted in accordance with these By-laws, the nominees for election to the Board of Directors exceeds the number of positions on the Board of Directors to be filled by election at that meeting. If an incumbent director is not re-elected, the director shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (or any future committee the equivalent thereof) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation of such committee and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. A director who tenders his or her resignation may not participate in any meeting of the Board of Directors or any committee thereof until the Board of Directors has determined not to accept his or her resignation.
SECTION 8.
Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before each Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date in the manner provided by law.
SECTION 9.
Conduct of Meeting. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with rules, regulations, and procedures adopted by the Board of Directors, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chair, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any stockholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting shall be: (i) such person as the Board of Directors shall have designated to preside over all meetings of the stockholders; (ii) if the Board of Directors has not so designated such a chair of the meeting or if the chair of the meeting is unable to so preside or is absent, then the Chairperson of the Board, if one is elected; (iii) if the Board of Directors has not so designated a chair of the meeting and there is no Chairperson of the Board, or if the chair of the meeting or the Chairperson of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected; or (iv) in the absence or inability to serve of any of the aforementioned persons, the President of the Corporation. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to adopt or follow any technical, formal, or parliamentary rules or principles of procedure. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints.
SECTION 10.
Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The chair of the meeting may review all determinations made by the inspectors, and in so doing the chair of the meeting shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the chair of the meeting, shall be subject to further review by any court of competent jurisdiction.
SECTION 11.
Proxy Access Rights.
(a)
Proxy Access Nomination.
(1)
Whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting, nominations of individuals for election to the Board of Directors at such Annual Meeting may be made by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 11 (as further qualified by the provisions of this Section 11, any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 11 are separate from, and in addition to, the nomination provisions set forth in Section 2 of this Article I. Subject to the provisions of this Section 11 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such Annual Meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 11.
(2)
For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these By-laws, by the Certificate and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed; and (B) the written statement, if any, consisting of 500 words or fewer delivered by the Eligible Stockholder pursuant to Section 11(d)(4) in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the Corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the Secretary of the Corporation a Statement within the time period specified in this Section 11 for delivering the Notice of Proxy Access Nomination (as defined below), the Eligible Stockholder will be deemed to have not provided the Statement and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) if the Corporation believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.
(b)
Notice Requirements.
(1)
In order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 11, provide to the Secretary of the Corporation, a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 11 that complies with the requirements set forth in this Section 11 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 11, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 120th day nor later than 5:00 p.m. Eastern time on the 90th day prior to the first anniversary of the date of the notice for the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s Annual Meeting, Notice of Proxy Access Nomination by the Eligible Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such Annual Meeting and not later than 5:00 p.m. Eastern time on the later of the 90th day prior to the date of such Annual Meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 11. For purposes of this Section 11, “public announcement” shall have the meaning given to such term in Section 2(b)(4) of this Article I.
(2)
In order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder providing the Required Information within the time period specified in Section 11(b)(1) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of 5:00 p.m. Eastern time on the record date for purposes of determining the stockholders entitled to vote at such Annual Meeting and as of the date that is ten business days prior to such Annual Meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern time on the fifth business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m. Eastern time on the fifth business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting).
(3)
In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.
(c)
Maximum Number of Stockholder Nominees.
(1)
The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20%; provided, that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an Annual Meeting will be reduced by (i) the number of Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such Annual Meeting; (ii) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders entered into after March 23, 2022 (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the Corporation by such stockholder or group of stockholders) and (iii) the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors with respect to any of the preceding two Annual Meetings based on a nomination by one or more stockholders pursuant to Section 2 of Article I or this Section 11.
(2)
Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of Stockholder Nominees provided for in Section 11(c)(1) (including by operation of Section 11(c)(3)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 for an Annual Meeting exceeds the maximum number of Stockholder Nominees provided for in Section 11(c)(1) (including by operation of Section 11(c)(3)), the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 11 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 11 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 11 is reached. The Stockholder Nominees initially selected in accordance with this Section 11(c)(2) will be the only Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 11(c)(2) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the Corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 11 by the Eligible Stockholder or the Eligible Stockholder’s withdrawal of the nomination, then, in each case, no additional Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 11.
(3)
If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 shall be calculated based on the number of directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 as a result of the operation of this Section 11(c)(3) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.
(d)
Stockholder Eligibility.
(1)
For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (II) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(III) above, and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(2)
In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the Corporation in accordance with this Section 11 and 5:00 p.m. Eastern time on the record date for determining stockholders entitled to vote at the applicable Annual Meeting, and must continue to own the Required Shares through the applicable meeting date (and any postponement or adjournment thereof); provided, that, up to, but not more than, 20 individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 11, the “Required Ownership Percentage” is 3% or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three years.
(3)
Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 11 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of stockholders in a group, a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 11, a Qualifying Fund Family whose stock ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Stockholder is comprised of a group, a violation of any provision of these By-laws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any Annual Meeting.
(4)
In addition to providing the Notice of Proxy Access Nomination in accordance with Section 11(b)(1) above, in order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary of the Corporation within the time period specified in this Section 11 for delivering the Notice of Proxy Access Nomination:
(A)
one or more written statements from the record holders of the Required Shares or from the intermediaries through which the Required Shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 11(b)(2) within the time periods set forth therein;
(B)
a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);
(C)
the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice, or provided to the Corporation in order to nominate an individual for election as a director, pursuant to Section 2 of this Article I;
(D)
the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(E)
in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders who is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the Corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder, including, without limitation, the withdrawal of such nomination;
(F)
an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;
(G)
an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to this Section 11 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(H)
a representation (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the Annual Meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 11, and (VII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(I)
a written undertaking (in the form provided by the Secretary of the Corporation upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 11, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 11.

In connection with Section 11(d)(4)(A), if any intermediary that verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by Section 11(d)(4)(A) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(e)
Stockholder Nominee Requirements.
(1)
Notwithstanding anything in these By-laws to the contrary, the Corporation shall not be required to include, pursuant to this Section 11, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 11) for any Annual Meeting of stockholders (A) for which the Secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for nominees for director set forth in Section 2 of this Article I, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case, in connection with service as a director of the Corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of common stock of the Corporation are listed; (F) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (G) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-laws, the Certificate, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (H) who provides any information to the Corporation or its stockholders required or requested pursuant to any provision of these By-laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (I) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (J) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (K) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (L) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (M) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 11.
(2)
Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting but either (A) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such Annual Meeting, or (B) does not receive a number of “for” votes equal to at least 20% of the number of shares present and entitled to vote for the election of directors, will be ineligible for nomination or inclusion in the Corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 11 for the next two Annual Meetings.

(3)
Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 11 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 11 in any material respect, then such nomination shall not be considered at the applicable Annual Meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 11, the chair of the meeting of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the chair of the meeting determines that any stockholder nomination was not made in accordance with the terms of this Section 11 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 11 in any material respect, then such nomination shall not be considered at the applicable Annual Meeting. Additionally, such nomination will not be considered at the Annual Meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the applicable Annual Meeting to present any nomination of the Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 11. For purposes of this Section 11, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the Annual Meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such Annual Meeting. If the Board of Directors, a designated committee thereof or the chair of the meeting determines that a nomination was made in accordance with the terms of this Section 11, the chair of the meeting shall so declare at the applicable Annual Meeting and ballots shall be provided for use at such meeting with respect to such Stockholder Nominee.
(f)
This Section 11 provides the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 11 will not also be deemed to constitute compliance with the procedures set forth in, or notice pursuant to, Section 2 of this Article I.
(g)
For the avoidance of doubt, the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(h)
For purposes of this Section 11, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any Annual Meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 11 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.
ARTICLE II

Directors
SECTION 1.
Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.
SECTION 2.
Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.
SECTION 3.
Qualification. No director need be a stockholder of the Corporation.
SECTION 4.
Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.

SECTION 5.
Removal. Directors may be removed from office only in the manner provided in the Certificate.
SECTION 6.
Resignation. A director may resign at any time by giving written or electronically transmitted notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
SECTION 7.
Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors, and if the Board of Directors so determines, the regular annual meeting of the Board of Directors, may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.
SECTION 8.
Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
SECTION 9.
Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 10.
Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.
SECTION 11.
Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.
SECTION 12.
Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13.
Manner of Participation. Directors may participate in meetings of the Board of Directors by means of video conference, conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.
SECTION 14.
Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.
SECTION 15.
Committees. The Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.
SECTION 16.
Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.
SECTION 17.
Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such members’ duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE III

Officers
SECTION 1.
Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
SECTION 2.
Election. The Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors or by such officers delegated such authority by the Board of Directors.
SECTION 3.
Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.
SECTION 4.
Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

SECTION 5.
Resignation. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.
SECTION 6.
Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
SECTION 7.
Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
SECTION 8.
Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
SECTION 9.
President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 10.
Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 11.
Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 12.
Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 13.
Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 14.
Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 15.
Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

Capital Stock
SECTION 1.
Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.
SECTION 2.
Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.
SECTION 3.
Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.
SECTION 4.
Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be 5:00 p.m. Eastern time on the day next preceding the day on which notice is given, or, if notice is waived, 5:00 p.m. Eastern time on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be 5:00 p.m. Eastern time on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 5.
Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

Indemnification
SECTION 1.
Definitions. For purposes of this Article:
(a)
“Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;
(b)
“Director” means any person who serves or has served the Corporation as a director on the Board of Directors;
(c)
“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
(d)
“Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;
(e)
“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;
(f)
“Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;
(g)
“Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors;
(h)
“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and
(i)
“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

SECTION 2.
Indemnification of Directors and Officers.
(a)
Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.
(1)
Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(2)
Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.
(3)
Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
(4)
Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.
SECTION 3.
Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors.

SECTION 4.
Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.
SECTION 5.
Advancement of Expenses to Directors Prior to Final Disposition.
(a)
The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.
(b)
If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.
(c)
In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 6.
Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.
(a)
The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.
(b)
In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 7.
Contractual Nature of Rights.
(a)
The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.
(b)
If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.
(c)
In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 8.
Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.
SECTION 9.
Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.
SECTION 10.
Other Indemnification. The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE VI

Miscellaneous Provisions
SECTION 1.
Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
SECTION 2.
Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
SECTION 3.
Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or the executive committee of the Board may authorize.
SECTION 4.
Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the Chief Executive Officer, President or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.
SECTION 5.
Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
SECTION 6.
Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
SECTION 7.
Certificate. All references in these By-laws to the Certificate shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
SECTION 8.
Exclusive Jurisdiction of Delaware Courts or the United States District Court for the District of Massachusetts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine; provided, however, that this provision does not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.
SECTION 9.
Amendment of By-laws.
(a)
Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

(b)
Amendment by Stockholders. These By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.
SECTION 10.
Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
SECTION 11.
Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Adopted and effective as of June 4, 2025.